Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 16, 2018, relating to the consolidated financial statements of Galaxy Next Generation, Inc. and its subsidiaries, (the “Company”) included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission on November 16, 2018.

SOMERSET CPA’S PC

By: /s/ SOMERSET CPA'S PC

Indianapolis, Indiana

February 5, 2019